Exhibit 32.2

CERTIFICATION

PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Lara Smith Weber, Chief Financial Officer and Treasurer of Fractyl Health, Inc. (the “Company”), hereby certifies that, to the best of her knowledge:

(1)
The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2026, to which this Certification is attached as Exhibit 32.2 (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2026	By:	/s/ Lara Smith Weber
Lara Smith Weber
Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)